Exhibit 21

Subsidiaries of Aleris International, Inc. as of March 30, 2005

Wholly owned unless otherwise indicated.

1.	Alchem Aluminum, Inc., a Delaware corporation

2.	Alchem Aluminum Shelbyville Inc., a Delaware corporation

3.	Aleris Ohio Management, Inc., a Delaware corporation

4.	Dutch Aluminum C.V., a Netherlands limited partnership

5.	Gulf Reduction Corporation, a Delaware corporation

6.	IMCO Brazil Holding Ltda., a Brazilian limited liability company

7.	IMCO Energy Corp., a Delaware corporation

8.	IMCO Funding Corporation, a Delaware corporation

9.	IMCO Indiana Partnership L.P., an Indiana limited partnership

10.	IMCO International, Inc., a Delaware corporation

11.	IMCO Investment Company, a Delaware corporation

12.	IMCO Management Partnership L.P., a Texas limited partnership

13.	IMCO Reciclagem de Materiais Indústria e Comércio Ltda., a Brazilian limited liability company

14.	IMCO Reciclaje de Mexico, S. de R.L. de C.V., a Mexican limited liability company

15.	IMCO Reciclaje de Nuevo Leon, S. de R.L. de C.V., a Mexican limited liability company

16.	IMCO Reciclaje Servicios Administrativos, S. de R.L. de C.V., a Mexican limited liability company

17.	IMCO Reciclaje Servicios de Manufactura, S. de R.L. de C.V., a Mexican limited liability company

18.	IMCO Recycling of California, Inc., a Delaware corporation

19.	IMCO Recycling Holding B.V., a Netherlands limited liability company

20.	IMCO Recycling of Idaho Inc., a Delaware corporation

21.	IMCO Recycling of Illinois Inc., an Illinois corporation

22.	IMCO Recycling of Indiana Inc., a Delaware corporation

23.	IMCO Recycling of Michigan L.L.C., a Delaware limited liability company

24.	IMCO Recycling of Ohio Inc., a Delaware corporation

25.	IMCO Recycling of Utah Inc., a Delaware corporation

26.	IMCO Recycling Services Company, a Delaware corporation

27.	IMCO Recycling (UK) Ltd., a private company limited by shares and organized under the laws of England

28.	IMSAMET, Inc., a Delaware corporation

29.	Imsamet of Arizona, an Arizona partnership (70%)

30.	Indiana Aluminum Inc., an Indiana corporation

31.	Interamerican Zinc, Inc., a Delaware corporation

32.	MetalChem Handel GmbH, a German limited liability company

33.	MetalChem, Inc., a Pennsylvania corporation

34.	Midwest Zinc Corporation, a Delaware corporation

35.	Rock Creek Aluminum, Inc., an Ohio corporation

36.	Solar Aluminum Technology Services, a Utah partnership (50%)

37.	U.S. Zinc Corporation, a Delaware corporation

38.	U.S. Zinc Export Corporation, a Texas corporation

39.	VAW-IMCO Guß und Recycling GmbH, a German limited liability company

40.	Western Zinc Corporation, a California corporation

41.	Commonwealth Industries, Inc., a Delaware corporation

42.	CA Lewisport, LLC, a Delaware limited liability company

43.	CI Holdings, LLC, a Delaware limited liability company

44.	Commonwealth Aluminum, LLC, a Delaware limited liability company

45.	Commonwealth Aluminum Concast, Inc., an Ohio corporation

46.	Commonwealth Aluminum Lewisport, LLC, a Delaware limited liability company

47.	Commonwealth Aluminum Metals, LLC, a Delaware limited liability company

48.	Commonwealth Aluminum Sales Corporation, a Delaware corporation

49.	Commonwealth Aluminum Tube Enterprises, LLC, a Delaware limited liability company

50.	Commonwealth Financing Corp., a Delaware corporation